NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2017 STOCK INCENTIVE PLAN
(Last Updated September 2017)
W I T N E S S E T H:
WHEREAS, Take-Two Interactive Software, Inc. (the “Company”) has adopted the Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “Plan”), a copy of which has been delivered to all Non-Employee Directors to whom an award has been granted pursuant to the Plan (each, a “Participant”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”);
WHEREAS, pursuant to Section 6 of the Plan, the Committee may grant to Non-Employee Directors shares of Restricted Stock; and
WHEREAS, the Restricted Stock granted to the Participant hereunder are to be subject to certain restrictions prior to the vesting thereof.
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Grant of Restricted Stock. Subject to the restrictions, terms and conditions of this Agreement, and effective as of the date (the “Grant Date”) set forth in a separate written communication from the Company to the Participant (the “Notice of Equity Grant”), the Company has granted to the Participant a certain number of Restricted Stock. The number of shares of Restricted Stock granted to the Participant is set forth on the Fidelity website identified in the Notice of Equity Grant. If the Participant is a new director, to the extent required by law, the Participant shall pay to the Company the par value ($0.01) for each share of Restricted Stock awarded to the Participant simultaneously with the execution of this Agreement. Pursuant to Sections 2, 3(c) and 3(d) hereof, the Restricted Stock are subject to certain transfer restrictions and possible risk of forfeiture.
2.    Restrictions on Transfer. The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Stock, except as set forth in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Restricted Stock in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
3.    Restricted Stock.
(a)    Retention of Certificates. Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein. The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4(a) of this Agreement. Unless held in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3(a), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”
(b)    Rights with Regard to Restricted Stock. The Participant will have the right to vote the Restricted Stock, subject to Section 21(a) of the Plan, to receive and retain any dividends payable to holders of Stock (also referred to herein as the “Shares”) of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that: (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until after the Vesting Date (as defined below); (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property prior to the Vesting Date; (iii) no RS Property shall bear interest or be segregated in separate accounts prior to the Vesting Date; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock prior to the Vesting Date.
(c)    Vesting.
(i)    The Restricted Stock shall become vested and cease to be Restricted Stock, and accordingly, the restrictions contained in Sections 2, 3(a) and 3(b) shall no longer apply (but the Shares shall remain subject to Section 5) on the first anniversary of the Grant Date (the “Vesting Date”); provided that the Participant has not had a Termination at any time prior to the Vesting Date.
(ii)    There shall be no proportionate or partial vesting in the periods prior to the Vesting Date and all vesting shall occur only on the Vesting Date; provided that no Termination has occurred prior to such date.
(iii)    In the event (x) of a Change in Control; (y) the Participant ceases to be a member of the Board for any of the following reasons: (1) the Participant runs for re-election as a director at an annual meeting of the Company’s stockholders and is not re-elected or (2) the Participant is willing to stand for re-election at an annual meeting of the Company’s stockholders and is not nominated by the Board to run for re-election; or (z) of the Participant’s death or Disability, in each case, prior to the Vesting Date, then all unvested shares of Restricted Stock shall immediately vest upon the happening of any such event.
(iv)    When any shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 8, in which case the Company shall, upon the Participant’s request, promptly issue and deliver, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4(a) hereof and deliver to the Participant such Shares and any related other RS Property (all of which is included in the term Restricted Stock), in each case, free of all liens, claims and other encumbrances (other than those created by the Participant), subject to applicable withholding taxes.
(d)    Termination. Except as set forth in Section 3(c)(iii) or unless otherwise provided in a Participant Agreement in effect on the date hereof, upon a Termination for any reason the Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property.
(e)    Withholding. The Participant shall be solely responsible for all applicable foreign, federal, state, provincial and local taxes with respect to the Restricted Stock; provided, however, that at any time the Company is required to withhold any such taxes, the Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from any amounts payable to the Participant, including, but not limited to, the right to withhold Shares otherwise deliverable to the Participant hereunder. In addition, any statutorily required withholding obligation may be satisfied, as determined in the Committee’s sole discretion, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of Stock to the Company (including Shares issuable under this Agreement) equal to the statutorily required withholding obligation.
(f)    Section 83(b). If the Participant properly elects (as permitted by Section 83(b) of the Code) within 30 days after the Grant Date of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the applicable Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 3(e) hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.
(g)    Delivery Delay. The delivery of any certificate representing the Shares or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal or state law or of any regulations of any governmental authority or any national securities exchange.
4.    Legend. All certificates representing the Restricted Stock shall have endorsed thereon the following legends:
(a)    “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Take-Two Interactive Software, Inc. (the “Company”) 2017 Stock Incentive Plan (as the same may be amended or supplemented from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company evidencing the award under the Plan. Copies of such Plan and agreement are on file at the principal office of the Company.”
(b)    Any legend required to be placed thereon by applicable blue sky laws of any state.
Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the Vesting Date.
5.    Securities Representations. The Restricted Stock is being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.
By accepting the Restricted Stock, the Participant will be deemed to have acknowledged, represent and warrant that:
(a)    the Participant has been advised that the participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act, currently or at the time the Participant desires to sell the Shares following the vesting of the Restricted Stock, and in this connection the Company is relying in part on the Participant’s representations set forth in this section.
(b)    if the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).
(c)    if the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.
6.    No Obligation to Continue Service. This Agreement is not an agreement of employment or consulting services. This Agreement does not guarantee that the Company or its Affiliates will retain, or continue to retain the Participant as a director or in any other capacity during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s service or compensation.
7.    Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.
8.    Uncertificated Shares. Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal or state law, the Company may issue the Restricted Stock in the form of uncertificated shares. Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant. If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.
9.    Rights as a Stockholder. The Participant shall have all rights of a stockholder with respect to the Restricted Stock, except with respect to the right to transfer any shares of Restricted Stock prior to the Vesting Date or except as otherwise specifically provided for in this Agreement or the Plan.
10.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. By accepting the Restricted Stock, the Participant will be deemed to have acknowledged receiving and reading a copy of the Plan and agreeing to comply with it, this Agreement and all applicable laws and regulations. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior agreements between the Company and the Participant with respect to the subject matter hereof.
11.    Notices. Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:
If to the Company, to:
Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

Attention: General Counsel

Facsimile: 646-536-2923
If to the Participant, to the address for the Participant on file with the Company;
or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).
12.    Acceptance. Unless the Participant renounces the Restricted Stock by completing and returning the form of renunciation attached hereto as Exhibit A within 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide), the Participant will be deemed to have accepted the Restricted Stock on the sixtieth day from the date the Participant receives this Agreement (or such other period as the Committee shall provide). If the Participant renounces the Restricted Stock in accordance with the preceding sentence, this Agreement shall be null and void ab initio and this award of Restricted Stock shall not be valid.
13.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
14.    Arbitration. All disputes and claims of any nature that the Participant (or the Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or this Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or the Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing this Agreement, the Participant will be deemed to agree that any claims pursuant to the Plan or this Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.
15.    Amendment. The Board or the Committee may, subject to the terms of the Plan, at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement and may also suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.
16.    Miscellaneous.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(c)    Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock, the award of Restricted Stock pursuant to this Agreement is intended to be exempt from Section 409A of the Code. With respect to any dividends and other RS Property, however, this Agreement is intended to comply with the applicable requirements of Section 409A of the Code relating to “short-term deferrals” thereunder, and shall be limited, construed and interpreted in a manner so as to comply therewith.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.
TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:

    Name:

    Title:

    Date:

    (Participant)
Date:
(d)
EXHIBIT A
FORM OF RENUNCIATION
I, the undersigned, being the Participant mentioned in the Notice of Equity Grant, renounce the Restricted Stock granted to me by that notice and the Restricted Stock Agreement.

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Signature (Participant) Date

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Address ...............…...........................................…………………………
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